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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

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                               Form 8-K
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                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): September 30, 2005

                        GIANT INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)


         Delaware                 1-10398             86-0642718
(State of jurisdiction of    (Commission File)      (IRS Employer
      incorporation)              Number)         Identification No.


     23733 North Scottsdale Road
          Scottsdale, Arizona                         85255
(Address of principal executive offices)            (Zip Code)


           Registrant's telephone number, including area code
                            (480) 585-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective September 30, 2005, we amended the Giant Industries, Inc. & Affiliated Companies 401(k) Plan. The amendment removes certain restrictions applicable to our employees on trading units in the Giant Stock Fund. In particular, this amendment does the following:

     1. Participants in the 401(k) Plan who have 15 or more years of service with us may, at their option, diversify up to 100% of the restricted portion of their investment in the Giant Stock Fund. Commencing September 30, 2005, there will be an initial phase-in period. During this phase-in period, the restrictions will be removed at a rate of 25% per week over a four-week period. The first 25% will be removed on September 30, 2005, the second 25% on October 7, 2005, the third 25% on October 14, 2005, and the final 25% on October 21, 2005.

     2. Participants in the 401(k) Plan who have 10 to 14 years of service with us may, at their option, diversify up to 50% of the restricted portion of their investment in the Giant Stock Fund. Commencing September 30, 2005, there will be an initial phase-in period. During this phase-in period, the restrictions will be removed at a rate of 25% per week over a four-week period. The first 25% will be removed on September 30, 2005, the second 25% will be removed on October 7, 2005, the third 25% on October 14, 2005, and the final 25% on October 21, 2005.

     3. Following the initial phase-in period described above, once a participant reaches the relevant years of service they may immediately diversify 100% or 50% of their restricted investment as appropriate to their years of service.


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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                        By: /s/ MARK B. COX
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                           Mark B. Cox
                           Executive Vice President and Chief
                           Financial Officer (Principal Financial Officer)

Date: September 30, 2005